EXHIBIT 5.1

                   [LETTERHEAD OF FARELLA BRAUN & MARTEL, LLP]


                                January 26, 1999



The Chalone Wine Group, Ltd.
621 Airpark Road
Napa, CA  94558

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on or about January 27, 1999 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of a total of 142,857 shares of your common stock, no par value, (the "Shares"), to be sold by that certain selling shareholder listed in the Registration Statement (the "Selling Shareholder"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale of the Shares by the Selling Shareholder in the manner set forth in the Registration Statement in the section entitled "Plan of Distribution."

         It is our opinion that the Shares, when sold by the Selling Shareholder in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

         We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement.

         This opinion is rendered by us as counsel for The Chalone Wine Group, Ltd. solely for your benefit in connection with the transaction or transactions contemplated herein and may not be relied upon by you in connection with any other transaction and may not be relied upon by any other person without our prior written consent.

         This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof.


                                                 Very truly yours,


                                                 /s/ FARELLA BRAUN & MARTEL, LLP